SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported):  February 2, 2000

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                     47-0210602
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                    80021
(Address of principal executive offices)                     (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events

          On February 2, 2000, Level 3 Communications, Inc. ("Level 3") issued a press release relating to the proposed offering of its dollar denominated Senior Notes due 2008, Senior Notes due 2010 and Senior Discount Notes due 2010 in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). As required by Rule 135c under the Securities Act, this press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

          That same press release on February 2, 2000, related to the proposed offering of Level 3's euro denominated Senior Notes due 2008 and Senior Notes due 2010 in a separate transaction that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). As required by Rule 135c under the Securities Act, this press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

         That same press release related to the proposed offering by Level 3 in separate offerings of an aggregate of 15 million shares of its common stock, par value $.01 per share, in an underwritten offering in the United States and outside the United States. Level 3 also agreed to grant the underwriters an option to purchase an additional 2.25 million shares of common stock solely to cover over-allotments. In addition, Level 3 proposed to offer $500 million aggregate principal amount of Convertible Subordinated Notes due 2010 in an underwritten offering. Level 3 has also granted the underwriters an option to purchase an additional $75 million aggregate principal amount of Convertible Subordinated Notes due 2010 to cover over-allotments. Each of these offerings is being made pursuant to an effective registration statement.


Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

                  99.1 Press Release dated February 2, 2000 relating to proposed offering of dollar denominated Senior Notes due 2008, Senior Notes due 2010 and Senior Discount Notes due 2008 and euro denominated Senior Notes due 2008 and Senior Notes due 2010


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.

February 4, 2000                     By:    /s/ Neil J. Eckstein
---------------------                   ------------------------
Date                                     Neil J. Eckstein, Vice President



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